EXHIBIT 10.14

PURCHASE AND SALE AGREEMENT

BETWEEN:

ANDREW C. GOODRICH AND BONNIE WOODWORTH,

 AS SELLER,

AND

TIMBERLINE RESOURCES CORPORATION,

AS BUYER

i

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into this day of , 2022 (the “Effective Date”), by and among ANDREW C. GOODRICH, a married man as his sole and separate property, and BONNIE WOODWORTH, a married woman as her sole and separate property (collectively, hereinafter “Seller”), and TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada (“Buyer”). Each of Buyer and Seller is a "Party," and Buyer and Seller together are the "Parties."

RECITALS

A. Seller owns a one-third (1/3) interest in certain patented mining claims located in Eureka County, Nevada, which claims are set forth on Exhibit “A” attached hereto and made a part hereof (“Property”).

B. Seller desires to sell and the Buyer desires to purchase all right, title and interest in Property described and defined herein upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, conditions, and obligations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell and convey, and Buyer shall purchase, the Property, free and clear of all encumbrances, for the consideration specified in Section 1.2.

1.2 Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be a cash payment in the sum of FIVE THOUSAND FIVE HUNDRED DOLLARS ($5,500.00) for Seller’s one-third (1/3) interest in the Property.

1.3 Royalty. Buyer shall pay Seller a one-half percent (.5%) “NSR Royalty” based on a percentage of “Net Smelter Returns” from the production of “Minerals” from the Property, as defined and calculated in the Royalty Deed set forth on Exhibit “B” attached hereto and made a part hereof.

1.4 Closing. Subject to the terms and conditions of this Agreement, the consummation of the sale and purchase of the Property contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., on the ___ day of ________________, 2022, or at such other time as is mutually agreeable to the Parties. The date on which the closing occurs is referred to as the “Closing Date.” Buyer shall pay all recording and real property transfer tax costs and the costs and fees for the preparation of this Agreement, the Grant, Bargain and Sale Deed and the Royalty Deed.

Page 1 of 20

1.5 Prorations. General real estate taxes and personal property taxes for the year of Closing that are not yet due and payable as of the Closing Date shall be prorated between Seller and Buyer on a daily basis as of the Closing Date based upon a calendar fiscal year, with Seller paying those allocable to the period prior to the Closing Date and Buyer being responsible for those allocable subsequent thereto. All other costs and expenses, including legal or accounting fees, incurred by a party in connection with the transactions contemplated by this Agreement shall be paid by the Party that incurred such costs and expenses. All of Seller’s allocable costs and prorations, pursuant to this paragraph, may be paid from the Purchase Price at Seller’s option.

1.6 Transactions to be Effected at the Closing. At the Closing:

(a) The Buyer shall deliver to Seller the Purchase Price and the Royalty Deed;

(b) Seller shall deliver to the Buyer:

(i) A Grant, Bargain and Sale Deed conveying to Buyer good and marketable title to the Property as set forth on Exhibit “C” attached hereto and made a part hereof (“Seller’s Deed”);

(ii) a certificate certifying that each Seller is not a foreign person as defined in Treasury Regulation Section 1.445 2(b) and will not be subject to withholding under Section 1445 of the Internal Revenue Code of 1986 with respect to the sale to the Buyer of the Property in a form that is reasonably acceptable to the Buyer and Seller; and

(iii) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

2.1 Due Authorization, Execution and Delivery; Enforceability. Seller has the requisite authority to enter into this Agreement, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.2 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with, violate, result in a breach of, constitute a default under any contract to which Seller is a party, (b) result in the creation or imposition of any encumbrance against or upon any of the assets of Seller, or (c) result in a violation or breach of any provision of any law or governmental order applicable to Seller.

Page 2 of 20

2.3 Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or threatened against either Seller.

2.4 Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

2.5 Title to the Property. Seller has good and marketable title in and to a one-third (1/3) interest in the Property, free and clear of all encumbrances.

2.6 Mineral Rights. Mineral rights associated with the Property have not been separated and/or sold separate from the interest held by Seller in the Property.

2.7 Property Maintenance. Between the Effective Date and the Closing Date, Seller shall not: (i) conduct any new disturbance on the Property or otherwise conduct any new activities on the Property; (ii) make or allow any sale, transfer, lease, pledge, mortgage, encumbrance, or other disposition of all or any of Seller’s interests in the Property; or (iii) commit or consent to any act that would cause any of Seller’s representations and warranties in this Agreement to become untrue. Title and risk of loss to the Property shall not pass to Buyer until ownership of the Property is transferred to Buyer at Closing.

2.8 Environmental Matters: To the best of Seller’s knowledge, Seller is in compliance with all environmental laws and Seller has not received from any person any environmental notice or environmental claim, which either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Seller warrants there has been no release of hazardous materials in contravention of environmental laws by Seller, and there does not exist any hazardous materials with respect to the Property.

2.9 Royalties. Except as provided in this Agreement, there are no royalties or other burdens on production affecting the Property.

2.10 Confidentiality. Seller agrees to retain the confidentiality of the terms of this Contract, and not to disclose the same to any third party other than to legal and financial advisors or to the extent required by applicable law.

2.11 Data. Upon execution of the Agreement, Seller shall deliver to Buyer copies of all metallurgical, geological, geophysical, geochemical, milling data, exploration data, survey notes or maps, assay results, title and environmental information, and other reports concerning the Property which Seller possesses or to which Seller has access.

2.12 Survival of Representations and Warranties. The representations and warranties contained in this Article shall survive the execution and delivery of this Agreement, as well as any assignment or conveyance hereof. The obligations of Seller contained in this Article shall survive the close of escrow and the recording of the Seller’s Deed and shall not be deemed merged therein upon its recordation.

Page 3 of 20

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to Seller that:

3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, it qualified to do business in the State of Nevada, and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted.

3.2 Due Authorization, Execution and Delivery; Enforceability. Buyer has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite company action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the articles of incorporation of Buyer; (b) conflict with, violate, result in a breach of, constitute a default under any contract to which Buyer is a party or by which Buyer is bound or affected, or (c) result in a violation or breach of any provision of any law or governmental order applicable to Buyer.

3.4 Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE 4

COVENANTS

4.1 Further Assurances. Following the Closing, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or each Party’s waiver, at or prior to the Closing, that each Party has duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with prior to or on the Closing Date.

Page 4 of 20

ARTICLE 6

INDEMNIFICATION

6.1 Indemnification by Seller. Subject to the other terms and conditions, each Party shall indemnify the other Party against all liability, penalties, damages, claims, expenses, litigation and judgments, and shall hold the other Party harmless from and against, all losses incurred or sustained by, imposed upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties contained in this Agreement or any other document delivered pursuant to this Agreement, or any failure to perform any covenants, agreements or obligations provided in this Agreement, including any and all costs, expenses, and reasonable attorney's fees incurred relating thereto or in enforcing this indemnity, but excepting therefrom any such loss or liability for which the other Party shall be solely responsible. In the event of liability for which both Parties shall be contributing causes, each shall be proportionately liable.

ARTICLE 7

MISCELLANEOUS

7.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

7.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2):

If to Seller: If to Buyer:

Andrew C. Goodrich and Bonnie Woodworth

5440 Goldenrod Street

Reno, NV 89511

Timberline Resources Corporation

Attention: William Matlack

101 E. Lakeside Avenue

Coeur d’Alene, ID 83814

With a copy to:

Marvel & Marvel, Ltd.

Attention: John E. Marvel

217 Idaho Street,

Elko, NV 89801

Email: johnmarvel@marvellawoffice.com

Page 5 of 20

7.3 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.4 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.5 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

7.7 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement will not be deemed a continuing waiver or waiver of any subsequent breach whether of the same or another provision of this Agreement.

7.8 Governing Law; Submission to Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule. Venue for any legal proceedings shall be in Eureka County, Nevada.

7.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Page 6 of 20

7.10 Attorneys’ Fees. In the event of any controversy, claim, or dispute between the Parties, arising out of or relating to this Agreement or the breach thereof, the prevailing Party shall be entitled to recover from the non-prevailing Party all such reasonable expenses, attorneys’ fees, expert witness fees, and costs.

7.11 Representation. Each Party acknowledges that they have had the opportunity to be represented by legal counsel, tax advisors, experts, or any other consultants necessary or relevant to this transaction and in the preparation and execution of this Agreement; that the terms, provisions, and potential legal or tax effects that may result from this Agreement have been fully explained to such Party; and each Party understands the terms, provisions, legal and tax effects of this Agreement.

7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures to Follow on Next Page]

Page 7 of 20

The Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:	BUYER:

ANDREW C. GOODRICH, a married man as his sole and separate property	TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada

BONNIE WOODWORTH, a married woman as her sole and separate property	By:
Its:

Page 8 of 20

PURCHASE AND SALE AGREEMENT

EXHIBIT A

Legal Description of Property

All that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Eureka Mine	009-230-10	3507	152
Keystone Mine	009-230-10	3506	153
Clipper Mine	009-230-10	3508	154

Page 9 of 20

PURCHASE AND SALE AGREEMENT

EXHIBIT B

Royalty Deed

APN:  009-230-10

Recorded at the request of:

Marvel & Marvel, Ltd.

217 Idaho Street

Elko, Nevada 89801

Mail All Notices to:

Andrew C. Goodrich and/or Bonnie Woodworth

5440 Goldenrod Street

Reno, NV 89511

The undersigned hereby affirms that this document, including any exhibits, does not contain the personal information of any person.

Page 10 of 20

ROYALTY DEED

THIS ROYALTY DEED is made and entered into this day of , 2022, (“Effective Date”) by and between TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada ("Grantor"); and ANDREW C. GOODRICH, a married man as his sole and separate property, and BONNIE WOODWORTH, a married woman as her sole and separate property (“Grantees”).

WITNESSETH:

That the said Grantor, for good and valuable consideration given by the Grantees, the receipt of which is hereby acknowledged, does by these presents, grant, bargain, sell and convey unto Grantees, and to Grantee’s heirs, personal representatives, successors and assigns, a production royalty of one-half percent (.5%) (“NSR Royalty”) of the Net Revenues of the net smelter returns from ores, metals and minerals (“Minerals”), including by-products and co-products thereof, produced and sold from the real property, being patented mining claims, more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Property”). Net Revenues are defined, and the NSR Royalty shall be calculated and paid, as set forth in Exhibit “B” attached hereto and incorporated herein.

Page 11 of 20

IN WITNESS WHEREOF, the said Grantor has executed this Deed as of the day and year first hereinabove written.

GRANTOR:

TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada

By:
(Print Name)

(Signature)

(Title)

Page 12 of 20

STATE OF                                                      )

                                                                         ) SS.

COUNTY OF                                                 )

On this ______ day of                                            , 2022, personally appeared before me, a Notary Public, a certain                                                                 , who proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the foregoing instrument and who acknowledged that he executed it on behalf of Timberline Resources Corporation.

________________________________

NOTARY PUBLIC

Page 13 of 20

ROYALTY DEED

EXHIBIT “A”

Legal Description of Property

All that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Eureka Mine	009-230-10	3507	152
Keystone Mine	009-230-10	3506	153
Clipper Mine	009-230-10	3508	154

Page 14 of 20

ROYALTY DEED

EXHIBIT “B”

Definitions; Calculation of NSR Royalty; and,

Related Production and Payment Matters;

Definitions.

“Minerals” means all minerals and mineral materials, including gold, silver, platinum and platinum group metals, base metals and minerals (including iron ore, antimony, chromium, cobalt, copper, lead, manganese, mercury, nickel, molybdenum, titanium, tungsten, zinc), and other metals, stockpiles and tailings which are on, in or under the Property.

“Net Smelter Returns” means the gross revenues from the sale of all Minerals or Mineral Products to a refinery, smelter or other purchaser, less the following costs, charges and expenses paid or incurred by Grantor:

a. Charges for treatment in the milling, crushing, beneficiation, concentrating, processing, smelting and refining processes (including handling, processing, sampling, assaying and representation costs; penalties and other processor deductions).

b. Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals or Mineral Products to the point of sale or to the refinery, smelter or other purchaser, but not any charges or costs of transportation of Minerals or ores from any mine on the Property to the place of first processing by an autoclave, concentrator, crusher, heap or other leach process, mill or plant.

c. Actual marketing, sales and brokerage costs on Mineral concentrates, processed ore, dore metal and products for which the NSR Royalty is payable.

d. Sales, use, severance, Nevada net proceeds of minerals (except net proceeds of minerals payable by Grantee), ad valorem taxes applicable under local, state and federal law and any other tax or governmental levy measured by production or the value of products, on which the NSR Royalty is payable (other than taxes based upon income).

Payment Procedures.

Accrual of Obligation. Grantor’s obligation to pay the NSR Royalty shall accrue upon the sale, or delivery to the point of sale, of Minerals or Mineral Products, and become due and payable on a quarterly basis as set forth below.

Futures or Forward Sales, Etc. The NSR Royalty shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Grantor, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals or minerals produced from Minerals.

Page 15 of 20

Quarterly Calculations and Payments. The NSR Royalty shall be determined on a quarterly basis. Grantor shall pay Grantees each quarterly NSR Royalty payment on or before the last business day of the quarter immediately following the quarter in which the NSR Royalty payment obligation accrued. If any amount payable by Grantor remains delinquent for a period in excess of thirty (30) days, Grantor shall pay to Grantees, in addition to the late payment, interest from and after the due date at the statutory rate pursuant to NRS 99.040.

Statements. At the time of payment of the NSR Royalty, Grantor shall accompany such payment with a statement which shows in reasonable detail the quantities and grades of Minerals or Mineral Products sold or deemed sold by Grantor in the preceding quarter; costs and other deductions, and other pertinent information in detail to explain the calculation of the payment with respect to such quarter. Payment shall be made to the address provided in the Agreement to which this Exhibit is attached for purposes of notices or by wire transfer to an account which Grantees designate.

Audit. Upon reasonable notice and at a reasonable time, once annually, Grantees shall have the right to audit and examine Grantor’s accounts and records relating to the calculation of the NSR Royalty payments. If such audit determines that there has been a deficiency or an excess in the payment made to Grantees, such deficiency or excess shall be resolved by adjusting the next quarterly NSR Royalty payment due Grantees. Grantees shall pay all costs of such audit unless a deficiency of ten percent (10%) or more of the NSR Royalty payment due for the calendar quarter in question is determined to exist, in which case Grantor shall pay the costs of the audit. All books and records used by Grantor to calculate the NSR Royalty payments shall be kept in accordance with generally accepted accounting principles. All NSR Royalty payments made in any calendar year shall be considered final and in full satisfaction of all obligations of Grantor with respect thereto, unless Grantee gives written notice describing and setting forth a specific objection to the calculation thereof within one (1) year following the close of that calendar year. Grantor shall account for any agreed upon deficit or excess in the payment made to Grantee by adjusting the next annual statement following completion of such audit to account for such deficit or excess.

Affiliates. If Minerals or Mineral Products are sold to or purchased by a smelter or other facility owned by Grantor or an affiliate, the Net Smelter Returns shall not be less than if such Mineral or Mineral Products had been sold to or purchased from an independent party in a bona fide, arm’s length transaction.

Commingling of Ores. Grantor shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Minerals mined or extracted from the Property with any similar substances derived from other lands or properties; provided, however, that before commingling, Grantor shall calculate from representative samples the average grade of the ore from the Property and shall either weigh or volumetrically calculate the number of tons of ore from the Property to be commingled. As products are produced from the commingled ores, Grantor shall calculate from representative samples the average percentage recovery of products produced from the commingled ores during each month. In obtaining representative samples, calculating the average grade of commingled ores and average percentage of recovery, Grantor shall be entitled to use any procedures acceptable in the mining and metallurgical industry which Grantor believes to be accurate and cost-effective for the type of mining and processing activity being conducted. In addition, comparable procedures may be used by Grantor to apportion among the commingled ores any penalty charges imposed by the smelter or refiner on commingled ores or concentrates. The records relating to commingled ores shall be available for inspection by Grantees, at their sole expense, at all reasonable times, and shall be retained by Grantor for a period of two (2) years.

Page 16 of 20

Ore Processing. All determinations with respect to: (a) whether ore from the Property shall be beneficiated, processed or milled by Grantor or sold in a raw state; (b) the methods of transporting, beneficiating, processing or milling any such ore; (c) the constituents to be recovered therefrom; and (d) the purchasers to whom any ore, minerals or mineral substances derived from the Property may be sold, may be made by Grantor in its sole and absolute discretion.

Ore Samples. The mineral content of all ore mined and removed from the Property (excluding ore leached in place) and the quantities of constituents recovered by Grantor shall be determined by Grantor, or with respect to such ore which is sold, by the mill or smelter to which the ore is sold, in accordance with standard sampling and analysis procedures.

Waste Rock, Spoil and Tailings. Any ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds or metals or minerals mined from the Property shall be the property of Grantor, subject to payment of the NSR Royalty. The NSR Royalty shall be payable only on metals, ores, or minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste and residue shall be the sole property of Grantor. Grantor shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and Grantees shall have no claim or interest therein other than for payment of the NSR Royalty to the extent any proceeds are generated or arise therefrom.

No Covenants. The parties agree that in no event shall Grantor have a duty or obligation, express or implied, to explore for, develop, mine or produce ores, minerals or mineral substances from the Property, and the timing, manner, method and amounts of such exploration, development, mining or production, if any, shall be in the sole discretion of Grantor.

Nature of Grantee’s Interest. Grantees shall have only a royalty interest in the Property and rights and incidents of ownership of a non-executive, non-participating royalty interest owner. Grantees shall not have any fee simple estate or possessory interest in the Property nor any of the incidents of such estate or interest. By way of example but not by way of limitation, Grantees shall not have (a) a right to participate in the execution of applications for authorities, permits or licenses, mining leases, option, farm-outs or other conveyances, (b) the right to share in bonus payments or rental payments received as the consideration for the execution of such leases, options, farm-outs, or other conveyances, or (c) the right to enter upon the Property and prospect for, mine, drill for, or remove ores, minerals or mineral products therefrom.

Page 17 of 20

PURCHASE AND SALE AGREEMENT

EXHIBIT C

Grant, Bargain and Sale Deed

APN:  009-230-10

Recorded at the request of:

Marvel & Marvel, Ltd.

217 Idaho Street

Elko, Nevada 89801

Mail All Notices to:

Timberline Resources Corporation

Attention: William Matlack

101 E. Lakeside Avenue

Coeur d’Alene, ID 83814

The undersigned hereby affirms that this document, including any exhibits, does not contain the personal information of any person.

Page 18 of 20

GRANT, BARGAIN AND SALE DEED

THIS INDENTURE is made and entered into this        day of                                          , 2022, by and between ANDREW C. GOODRICH, a married man as his sole and separate property, and BONNIE WOODWORTH, a married woman as her sole and separate property ("Grantors"); and TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada ("Grantee").

WITNESSETH:

That said Grantors do by these presents grant, bargain, sell, and convey unto the Grantee, and its successors and assigns, all of Grantors’ right, title, interest and estate in and to all that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Eureka Mine	009-230-10	3507	152
Keystone Mine	009-230-10	3506	153
Clipper Mine	009-230-10	3508	154

(hereinafter the “Property”)

TOGETHER WITH all lodes, ledges, veins and mineral bearing rock, both known and unknown, lying within the boundaries of the Property; all dips, spurs, and angles in and to all the ores, mineral-bearing materials, quartz, rock and earth or other deposits therein or thereon; all of the rights, privileges and franchises thereto incident; all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the royalties, rents, issues and profits thereof; and also all of Grantors’ right, title, interest, estate, property, possession, claim and demand whatsoever, in law as well as in equity, of, in or to the Property and every part and parcel thereof, with the appurtenances, including all after-acquired title, all rights-of-way, easements and other ancillary rights pertaining to the Property.

TOGETHER WITH the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof.

SUBJECT TO all covenants, conditions, restrictions, exceptions, easements, rights of way, reservations and rights, and other matters evidenced by documents of record.

TO HAVE AND TO HOLD the said premises, together with the appurtenances, unto the said Grantee, and to the Grantee’s successors and assigns forever.

Page 19 of 20

IN WITNESS WHEREOF, the said Grantors have executed this Deed as of the day and year first hereinabove written.

GRANTORS:

ANDREW C. GOODRICH

BONNIE WOODWORTH

STATE OF                                                      )

                                                                         ) SS.

COUNTY OF                                                 )

On this             day of                                                 , 2022, personally appeared before me, a Notary Public, ANDREW C. GOODRICH, who proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the foregoing instrument and who acknowledged that he executed it.

________________________________

NOTARY PUBLIC

STATE OF                                                      )

                                                                         ) SS.

COUNTY OF                                                 )

On this             day of                                                 , 2022, personally appeared before me, a Notary Public, BONNIE WOODWORTH, who proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed it.

_________________________________

NOTARY PUBLIC

Page 20 of 20